UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2013

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000 Seattle, Washington 98101
(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Non-Employee Director Restricted Stock Grants.

On May 3, 2013 (the “Grant Date”), in connection with the recent election of directors at the 2013 annual stockholder’s meeting of Marchex, Inc. (“Marchex”), Marchex granted an aggregate of 64,900 restricted shares of Class B common stock under Marchex’s 2012 Stock Incentive Plan (the “Plan”), to Marchex’s non-employee directors as compensation for their annual board and committee service at a purchase price of $0.01 per share. One hundred percent (100%) of such shares shall vest on the earlier of one (1) year from the Grant Date or the date of the 2014 Annual Meeting of Stockholders of the Corporation, assuming continued service on Marchex’s Board of Directors (the “Board”) for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreements).

Approval of Indemnity Agreement for Marchex’s Section 16 Executive Officers and Directors

On May 3, 2013, Marchex’s Board approved a new form of indemnity agreement for Marchex’s Section 16 executive officers and directors, which such form of agreement supercedes and replaces any and all prior indemnity agreements between the parties.

The indemnity agreement provides, among other things, for indemnification of Marchex’s executive officers and directors in their capacities as such to the fullest extent of the law, the advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether the executive officer and director is entitled to indemnification and dispute resolution procedures.

The above description of the new form of indemnity agreement is qualified in its entirety by reference to the form indemnity agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2013, Marchex held its 2013 Annual Meeting of Stockholders. Holders of Class A common stock are entitled to twenty-five votes per share and holders of Class B common stock are entitled to one vote per share and vote together as a single class on all matters (including election of directors) submitted to a vote of stockholders, unless otherwise required by law. At the meeting, the stockholders elected each director nominee to the Board by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Russell C. Horowitz	256,896,242	635,397	6,337,267
Dennis Cline	256,406,347	1,125,292	6,337,267
Anne Devereux	256,406,808	1,124,831	6,337,267
Nicolas Hanauer	256,898,216	633,423	6,337,267
John Keister	256,596,990	934,649	6,337,267
M. Wayne Wisehart	256,406,684	1,124,955	6,337,267

At the meeting, the stockholders voted on the other proposals as follows:

•

Stockholders ratified the appointment of KPMG LLP as the independent registered public accounting firm for Marchex for the fiscal year ending December 31, 2013 (with shares representing 263,073,438 votes voting for, 628,536 votes against and 166,932 votes abstaining).

•

Stockholders approved the Marchex, Inc. 2014 Stock Employee Stock Purchase Plan (with shares representing 257,454,668 votes voting for, 48,797 votes against, 28,174 votes abstaining, and 6,337,267 broker non-votes).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: May 7, 2013	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer